Exhibit 99.2

Venus Concept Receives 510(k) for the Venus NOVA, Its Most Advanced Multi-Application Platform for Non-Invasive Body and Skin Treatments

Venus NOVA is the first product clearance from the Company’s new R&D strategy

TORONTO, November 10, 2025 (GLOBE NEWSWIRE) – Venus Concept Inc. (“Venus Concept” or the “Company”), a global leader in medical aesthetic technology, announced today that it has received a 510(k) clearance from the U.S. Food and Drug Administration (“FDA”) to market the Venus NOVA™, the Company’s next-generation multi-application platform designed to redefine non-invasive treatments for the body, face, and skin.

Venus NOVA integrates Adaptive Electrical Muscle Stimulation (EMS), proprietary (MP)² combining Multi-Polar Radio Frequency (RF) with Pulsed Electromagnetic Fields (PEMF), and Advanced VariPulse™ technology -delivering a powerful, comprehensive solution for body contouring, muscle conditioning, skin treatments, and wrinkle and cellulite reduction.

Next-Generation Aesthetic Intelligence

Venus NOVA reflects the evolution of Venus Concept’s commitment to science-based innovation, intelligent technology, and practice growth. With built-in IoT connectivity through Venus Connect™, a secure cloud-based application, clinics gain access to real-time analytics, treatment insights, and automatic system optimization to enhance efficiency and profitability.

Key innovations include:

•	FlexMAX EMS: Dual-electrode design delivering adaptive electrical stimulation to safely activate up to 8 muscle groups with up to 100,000 contractions per session.

•	4D Body, OctiPolar™, and DiamondPolar™ Applicators: Ergonomically designed for precision, comfort, and versatility across body and facial applications.

•	(MP)²: Proprietary combination of Multi-Polar RF and PEMF that promotes collagen renewal and improves overall skin appearance.

•	Advanced VariPulse™: Adjustable suction with positive and negative pressure to enhance RF delivery, improve circulation, and support smoother contours.

•	Automatic Temperature Control (ATC): Real-time monitoring and “cruise-control” for maintaining optimal temperature for consistent, comfortable, and effective treatments.

“The development and introduction of our new Venus NOVA is consistent with the turnaround strategy implemented in 2023 and our Venus AI strategic initiative, which reflects our strong commitment to growing our global brand, focusing on emerging technologies and services, and partnering with customers to build smarter practices, and customizable treatments,” said Rajiv De Silva, Chief Executive Officer of Venus Concept. “Venus NOVA is the first product launch from our new, focused R&D strategy. Our product portfolio will continue to evolve and deliver more than just leading device performance, shifting towards a focus on total practice performance; from the moment the patient enters the clinic to post-treatment recovery. This new product launch, along with our improving balance sheet and financial support from Madyn Asset Management, L.P., further enhances the Company’s foundation and brings us closer to achieving our longer-term goals.”

"Venus NOVA embodies the convergence of intelligent technology and proven clinical science," said Melissa Kang, Chief Product Officer for Venus Concept. "Venus NOVA is uniquely positioned to enhance body transformation journeys, including for those taking GLP-1 medications and experiencing skin laxity, facial volume loss, and body contour irregularities. We expect GLP-1 usage to grow to more than 32 million patients globally by 2030, and we are excited to offer our innovative, comprehensive technologies to support and address the unmet needs of our existing and future customers. We anticipate the U.S. commercial introduction of Venus NOVA to contribute to the Company’s long-term growth profile as we further penetrate the multi-billion-dollar body and skin market in the years to come.”

Turnkey Integration and Support

Venus NOVA is supported by the Venus Jumpstart Program, a 30-day roadmap providing advanced clinical education, marketing enablement, and strategic implementation. This ensures seamless integration into existing practices and accelerates business success from day one.

Availability

Venus NOVA will be available to customers in the United States in December 2025, with global rollouts planned throughout 2026 and beyond.

For more information, visit www.venus.ai or contact info@venus.ai.

About Venus Concept

Venus Concept is an innovative global medical aesthetic technology leader with a broad product portfolio of minimally invasive and non-invasive medical aesthetic and hair restoration technologies and reaches over 60 countries and 9 direct markets. Venus Concept's product portfolio consists of aesthetic device platforms, including Venus NOVA, Venus Versa, Venus Versa PRO, Venus Bliss, Venus Bliss MAX, Venus Viva, Venus Viva MD, Venus Legacy, Venus Velocity, Venus Epileve and AI.ME. Venus Concept's hair restoration systems include NeoGraft® and the ARTAS iX® Robotic Hair Restoration system. Venus Concept has been backed by leading healthcare industry growth equity investors including EW Healthcare Partners (formerly Essex Woodlands), HealthQuest Capital, Longitude Capital Management, Aperture Venture Partners, Masters Special Situations, and Madryn Asset Management, L.P.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained herein that are not of historical facts may be deemed to be forward-looking statements. In some cases, you can identify these statements by words such as such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements include, but are not limited to, statements about Venus NOVA, the Venus Jumpstart Program and our R&D strategy; statements about our financial performance, metrics and growth; the growth in demand for our new, existing and future systems and other products; the efficacy of our new, existing and future systems and products; the identification and efficacy of strategic alternatives to maximize shareholder value; and the continued implementation of turnaround plans, including debt restructurings and financings.  These forward-looking statements are based on current expectations, estimates, forecasts, and projections about our business and the industry in which the Company operates and management's beliefs and assumptions and are not guarantees of future performance or developments and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this communication may turn out to be inaccurate. Factors that could materially affect our business operations and financial performance and condition include, but are not limited to, those risks and uncertainties described under Part II Item 1A—“Risk Factors” in our Quarterly Reports on Form 10-Q and Part I Item 1A—“Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are based on information available to us as of the date of this communication. Unless required by law, the Company does not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise.

Investor Relations Contact:

ICR Healthcare on behalf of Venus Concept:
Mike Piccinino, CFA
VenusConceptIR@ICRHealthcare.com